EXHIBIT 10.1 Certain portions of the exhibit, EX-10.1, have been omitted based upon a request for confidential treatment. The non-public information has been filed with the Commission.

Memorandum

DATE

TO:                          [NAME}

FROM:                   R. David Hoover

SUBJECT:	Acquisition-Related, Special Incentive Plan
Metal Beverage Packaging, Americas

I am pleased to advise you that you have been selected to participate in the referenced Acquisition-Related, Special Incentive Plan (“Plan”). This program is available only to selected executives and senior managers who are in a position to impact significantly the successful integration of the four recently acquired AB InBev plants into our business or to enhance and sustain the success of our other business units while the integration efforts proceed.

The terms of the Plan are as follows:

1.           (a)           Payment Contingent. Except as provided otherwise by paragraph 4 below, this Plan will pay you an amount of money determined in accordance with the provisions of paragraph 2 below, if (and only if) (i) the Company’s Metal Beverage Packaging, Americas Division exceeds the Threshold EBIT Goal or the Threshold Cash Flow Goal for a Performance Period (as such terms are defined in paragraphs 1(b) and 1(c) below), and (ii) you are continuously employed full time by the Company from the effective date of this Plan, October 1, 2009, until the close of such Performance Period in your current position or another position eligible for inclusion in this Plan. If the Company’s Metal Beverage Packaging, Americas Division exceeds the Threshold EBIT Goal and the Threshold Cash Flow Goal for none of the Performance Periods, or if you are not continuously employed full time by the Company as provided above from October 1, 2009, until the close of a Performance Period for which the Company’s Metal Beverage Packaging, Americas Division exceeds the Threshold EBIT Goal or the Threshold Cash Flow Goal, you will not be paid any amount of money pursuant to this Plan, unless paragraph 4 below expressly provides otherwise.

(b)           Performance Periods Defined.

(i)           The term “Performance Period” means the Fifteen-Month Performance Period, the Twenty-Seven Month Performance Period, or the Thirty-Nine Month Performance Period as hereafter defined;

(ii)           The term “Fifteen-Month Performance Period” means the period that begins on October 1, 2009, and that ends on December 31, 2010;

(iii)           The term “Twenty-Seven Month Performance Period” means the period that begins on January 1, 2011, and that ends on December 31, 2011; and

EXHIBIT 10.1 (continued)

(iv)           The term “Thirty-Nine Month Performance Period” means the period that begins on January 1, 2012, and that ends on December 31, 2012.

(c)           Cumulative EBIT and Cash Flow Defined.

(i)           “Cumulative EBIT” means, with respect to any Performance Period, the cumulative earnings before interest and taxes of the Company’s Metal Beverage Packaging, Americas Division for such Performance Period (including, without limitation, expenses for this Plan and any other similar or dissimilar compensation arrangement). Such amount will exclude all interest and provisions for taxes based on income and without giving effect to any extraordinary gains or losses, or gains or losses from sales of assets other than inventory sold in the ordinary course of business, all as determined in accordance with generally accepted accounting principles and as included in the audited financial statements of the Company and its consolidated subsidiaries for such Performance Period; and

(ii)           “Cumulative Cash Flow” means, with respect to any Performance Period, Cumulative EBIT for such Performance Period as defined in paragraph 1(c)(i) above with the following additions and deductions: (a) add an amount equal to the cumulative charges for depreciation and amortization of the Company’s Metal Beverage Packaging, Americas Division for such Performance Period, (b) add an amount equal to the cumulative decreases in working capital of the Company’s Metal Beverage Packaging, Americas Division in such Performance Period, (c) deduct an amount equal to the cumulative capital expenditures (including cash rationalization costs, net of any cash tax benefits) of the Company’s Metal Beverage Packaging, Americas Division for such Performance Period, and (d) deduct an amount equal to the cumulative increases in working capital of the Company’s Metal Beverage Packaging, Americas Division in such Performance Period, all as determined in accordance with generally accepted accounting principles and as included in the audited financial statements of the Company and its consolidated subsidiaries for such Performance Period.

(iii)           The Ball Corporation Chief Financial Officer shall make all determinations related to the final EBIT and Cash Flow calculations under this Plan.

2.           Special Incentive Plan Award Opportunity and Performance Goals

(a)           For the Thirty-Nine Month Performance Period your award opportunity (“Special Incentive Factor”) is [xx] percent of your average annual base salary earned in calendar years 2010, 2011 and 2012. Actual awards (including interim awards) under this Plan may range from zero to 150 percent of your Special Incentive Factor and are based on achievement of performance goals for the Company’s Metal Beverage Packaging, Americas Division as outlined below:

EXHIBIT 10.1 (continued)

Cumulative Performance Goals
($ millions)

	15-Month Performance Period Ending December 31, 2010			27-Month Performance Period Ending December 31, 2011			39-Month Performance Period Ending December 31, 2012
Performance Measure	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
	Confidential Information1			Confidential Information			Confidential Information
Cumulative EBIT	*****	*****	*****	*****	*****	******	*****	*****	*****
Cumulative Cash Flow	*****	*****	*****	*****	*****	*****	*****	*****	*****

1
Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”) and the omitted text has been filed separately with the Securities and Exchange Commission.

The cumulative Performance Goals are based on the financial goals of the Metal Beverage Packaging, Americas Division measured from October 1, 2009, to the end of the Performance Period.

Depending upon actual cumulative performance for each of the Performance Periods above, interim awards may be made at the end of each Performance Period as follows:

Percentage of Special Incentive Factor Awarded Based on
Actual Cumulative Performance During Performance Periods

	15-Month Performance Period Ending December 31, 2010			27-Month Performance Period Ending December 31, 2011			39-Month Performance Period Ending December 31, 2012
Percent of Special Incentive Factor Awarded	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
	Confidential Information3			Confidential Information			Confidential Information
Based upon Cumulative EBIT	*****	*****	*****1	*****	*****2	*****1	*****	*****2	*****2
Based upon Cumulative Cash Flow	*****	*****	*****1	*****	*****2	*****1	*****	*****2	*****2

1
Payments at the end of the 15-Month and 27-Month Performance Periods will be limited to no more than target payments. Amounts which are payable for performance in excess of target performance are calculated and payable only on the basis of cumulative performance for the 39-month Performance Period.

2	Minus awards, if any, previously made under this Special Incentive Plan.
3
Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”) and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.1 (continued)

For each Performance Period, if actual performance under each measure is greater than Threshold Performance, but is less than Target Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Threshold Performance and Target Performance levels. For the Thirty-Nine Month Performance Period only, if actual performance under each measure is greater than Target Performance, but is less than Maximum Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Target Performance and Maximum Performance levels.

Payment of amounts earned under this Plan with respect to any Performance Period shall take place on or before March 15 of the calendar year next following the close of such Performance Period.

3.           Payment Contingent on Continued Service with the Company. Except to the extent otherwise expressly provided by paragraph 4, in order to be eligible to receive an award under this Plan, you must be employed full time by the Company from the date you begin participating in the Plan, until the close of the Performance Period in respect of which the payment is to be made. If your full-time employment by the Company terminates for any reason before the close of the Performance Period in respect of which a payment is to be made pursuant to any of the preceding paragraph, then, except to the extent otherwise expressly provided by paragraph 4 below, upon such termination of employment you shall relinquish any right to be paid any money that would otherwise thereafter be paid to you pursuant to this Plan in respect of such Performance Period.

4.           Exception for Certain Terms of Service during Performance Period. If, before the close of the Thirty-Nine Month Performance Period, you cease to be continuously employed full time by the Company by reason of early or normal retirement, as defined in the applicable Company pension plan in which you participate, or for any other reason (including, but not limited to, by reason of your being transferred to a position not eligible for inclusion in this Plan) except for (a) cause, or (b) your voluntary termination of employment, then, the Company will pay you (or your Beneficiary, in the case of your death) the amount of money which would have been paid to you pursuant to paragraph 2 if your full-time employment and participation in the Plan had continued until the close of the Thirty-Nine Month Performance Period, multiplied by a fraction the numerator of which shall be the number of full months of continuous full-time employment that you actually served during the Thirty-Nine Month Performance Period, and the denominator of which shall be Thirty-Nine months. Any money payable pursuant to the preceding sentence shall be paid at the same time, on the same terms, and subject to the same conditions that would have applied if your full-time employment and participation in the Plan had continued until the close of the Thirty-Nine Month Performance Period.

5.           Withholding. All amounts of money that are payable pursuant to this Plan shall be subject to the withholding of such amounts as the Company may, in its sole discretion, determine are required to be withheld or collected under the laws or regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

6.           Administration, Interpretation, and Construction. The terms and conditions of the Plan shall be administered, interpreted, and construed by the Human Resources Committee of the Board of Directors of the Company (“Human Resources Committee”) or its designated administrator of the Plan, whose decisions shall be final, binding, and conclusive. Without limiting the generality of the foregoing, any determination as to whether or not your employment has been terminated for cause, or has been terminated voluntarily by you, or whether you have

EXHIBIT 10.1 (continued)

transferred to a position not eligible for participation, shall be made in the good faith but otherwise absolute discretion of the Human Resources Committee or its designated administrator of the Plan.

7.           No Employment Rights. No provision of the Plan shall confer upon you any right to continue in the employ of the Company or any subsidiary of the Company, or shall in any way affect the right and power of the Company or any subsidiary of the Company to terminate your employment at any time for any reason or no reason, or shall impose upon the Company or any subsidiary of the Company, any liability not expressly provided for in the Plan if your employment is so terminated.

8.           Rights Not Transferable. No rights under this Plan, contingent or otherwise, shall be assignable or transferable other than to a “Beneficiary” (as hereafter defined) upon your death, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy, or charge of any nature. Any attempt to transfer, assign, encumber, pledge, attach, levy upon, or charge any rights under the Plan, other than to a Beneficiary in the event of your death, shall be null, void, and of no force or effect and, in the event of any such attempt, the Human Resources Committee may terminate your participation in the Plan. For this purpose, a “Beneficiary” shall mean a person or entity (including a trust or estate), designated in writing by you on the attached form or similar document to whom amounts that would have otherwise been made to you shall pass in the event of your death. If no such person or entity has been so designated, or if no person or entity so designated is alive or in existence at the time any amount becomes payable pursuant to this Plan, your “Beneficiary” shall mean the legal representative of your estate.

9.           Successors and Mergers, Consolidation or Change in Control. The terms and conditions of this Plan shall inure to the benefit of and bind you and the Company, its successors, assignees and personal representatives. If a change in control should occur, then the rights and obligations created hereunder shall be the rights and obligations of the acquirer or successor corporation.

10.           Employment or Failure Eligibility to Participate Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving you any right to be retained in the employ of the Company. Designation as a Participant may be revoked at any time.

Finally, this Plan provides you the opportunity to earn special incentive compensation on the terms and conditions set forth above. I am very pleased that you have been chosen to participate in this Special Incentive Plan and am confident that you will have a significant impact on our Company’s success.

EXHIBIT 10.1 (continued)

BALL CORPORATION

Designation of Beneficiary under Acquisition-Related Special Incentive Plan

I hereby designate the following person or entity as my Beneficiary to receive any amount of money that may be paid after my death pursuant to my Acquisition-Related, Special Incentive Plan dated as of       :

Primary Beneficiary:

Contingent Beneficiary, if primary beneficiary is not alive or in existence at the time any amount is to be paid pursuant to such Plan:

I hereby revoke any previous designation of such a Beneficiary that I may have made.

I understand that:

1.           The foregoing designation of Beneficiary is subject to acceptance in writing by the Executive Vice President, Administration, of the Company, and may be revoked by me at any time without the consent of any person or entity designated above, in a signed writing delivered to the Executive Vice President, Administration, of the Company; and

2.           If (a) such designation is not accepted in writing by the Executive Vice President, Administration, of the Company, or (b) no Beneficiary has been designated by me above, or (c) no beneficiary designated above is alive or in existence at the time any amount becomes payable pursuant to the aforementioned Plan after my death, then for purposes of such Plan my Beneficiary will be the legal representative of my estate.

Dated:                             Signed:

For Executive Vice President, Administration, of the Company:

Designation of Beneficiary:	☐	accepted	Date:
	☐	rejected

By:
Executive Vice President, Administration